CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to Registration Statement File No. 333-73121 on Form N-4 (the "Registration Statement") of (1) our reports dated February 6, 2002 relating to the financial statements of Separate Accounts No. 45 and No. 49 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2001, and (2) our report dated February 6, 2002 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2001. We also consent to the incorporation by reference in the Prospectuses of our reports dated February 6, 2002 appearing on page F-1 and page F-48 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the headings "About our independent accountants" in the Prospectuses and "Custodian and Independent Accountants" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
April 11, 2002